Century Aluminum Company Announces the Expansion of its Board of Directors and Additional Management Changes
Tamla Olivier Joins the Board as a New Director; Shelly Harrison to Retire; Peter Trpkovski Named Senior Vice President, Finance and Treasurer
CHICAGO, June 9, 2023 (GLOBE NEWSWIRE) – Century Aluminum Company (NASDAQ: CENX) today announced that on Monday, June 5, 2023, the Company’s stockholders voted to increase the size of Century’s Board of Directors (the “Board”) from six to seven members, and elected Tamla Olivier to join Century’s six incumbent Directors, as an independent director with a term expiring at the Company’s annual meeting of stockholders in 2024.

Ms. Olivier is Chief Operating Officer for Pepco Holdings, part of the Exelon family of companies, the nation’s leading energy company with more than 10 million customers. Ms. Olivier has been working in the energy market for more than a decade with Exelon and oversees the company’s electric and natural gas operations in Delaware, and electric operations in the District of Columbia, Maryland and New Jersey. Prior to her time with Exelon, Ms. Olivier held senior leadership roles at T. Rowe Price, United Defense and Wells Fargo.

“Adding Tamla to Century’s Board is a big win for the Company,” said Jesse Gary, President and CEO of Century. “Tamla brings significant expertise in the electric and gas utility industries, providing the Company with great insight into electric power generation markets, which are critical components of our cost structure. Tamla additionally brings a vast knowledge of human resources and organizational development expertise to Century, and we look forward to working together.”

The Company also today announced the retirement of Shelly Harrison, Senior Vice President, Finance and Treasurer. Pete Trpkovski, Vice President, Finance and Investor Relations will assume Ms. Harrison’s duties and has been promoted to Senior Vice President, Finance and Treasurer, effective July 1, 2023. Ms. Harrison announced her retirement from Century after more than 23 years with the Company and will remain in her role through June 30, 2023.

“Working with Shelly over the last several years has been very rewarding,” said Mr. Gary. “Shelly joined Century in 2000 and has helped guide the growth of the Company, going from a single asset to Century’s current footprint in the U.S., Europe, and Jamaica. We wish Shelly and her family the best as she transitions to retirement.”

Mr. Trpkovski joined Century in 2013, holding several positions of increasing responsibility within the finance function since that time. From 2019-2022 Mr. Trpkovski served as Director of Financial Planning and Analysis and in 2022 Mr. Trpkovski was promoted to Vice President, Finance and Investor Relations. Prior to joining Century, Mr. Trpkovski held multiple roles with Johnson Controls and Citigroup.

“I want to congratulate Pete on his promotion,” said Mr. Gary. “Pete joined Century a decade ago and has repeatedly shown the ability to take on increased responsibilities and improve the business. Pete and Shelly have worked together numerous times and on numerous projects over the years and I have every confidence that their history of working together will ensure a smooth and well executed leadership transition.”

About Century Aluminum Company
Century Aluminum Company is a global metals and mining company, focused on bauxite, alumina and aluminum. Century operates globally, with operations in the U.S., Iceland, Jamaica, and Netherlands. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.

Cautionary Statement
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words "believe," "expect," "hope," "target," "anticipate," "intend," "plan," "seek," "estimate," "potential," "project," "scheduled," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may.".

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause actual results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, investors are cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
Contact
Peter Trpkovski
(Investors and media)
312-696-3132

Source: Century Aluminum Company